Exhibit 99.1
Edge Therapeutics Announces Commercial Supply Agreement for EG-1962 with Oakwood Laboratories

BERKELEY HEIGHTS, N.J., – July 6, 2017 – Edge Therapeutics, Inc. (Nasdaq:EDGE) today announced that it has entered into a supply agreement and an amended and restated development agreement with Oakwood Laboratories for the commercial manufacturing of EG-1962 for initial product launch and thereafter. EG-1962, an orphan drug and Fast Track product designated by the U.S. Food and Drug Administration (FDA), is currently in Phase 3 development for the treatment of aneurysmal subarachnoid hemorrhage (aSAH).

“These new agreements are an important step in establishing the supply of EG-1962 for potential commercialization, and we look forward to expanding our relationship with Oakwood Laboratories,” said Brian A. Leuthner, Edge’s President and Chief Executive Officer. “We have been working with Oakwood for a period of time from process development through the manufacturing of the EG-1962 clinical supply used in our ongoing NEWTON 2 Phase 3 clinical study, and we were impressed by their capabilities in polymer-based microparticles and their ability to meet our timelines.”

About EG-1962

EG-1962 is a novel polymeric microparticle containing nimodipine suspended in a diluent of sodium hyaluronate. EG-1962 utilizes Edge’s proprietary PrecisaTM development platform and is designed to improve patient outcomes following aSAH. EG-1962, administered through an EVD, is currently being studied in the pivotal Phase 3 NEWTON 2 study. EG-1962 has been granted Fast Track designation by the U.S. Food and Drug Administration (FDA), and orphan drug designation by the FDA and the European Commission.

About Edge Therapeutics, Inc.

Edge Therapeutics, Inc. is a clinical-stage biotechnology company that discovers, develops and seeks to commercialize novel, hospital-based therapies capable of transforming treatment paradigms for the management of acute, life-threatening neurological and other conditions. EG-1962, Edge’s lead product candidate, has the potential to fundamentally improve patient outcomes and transform the management of aneurysmal subarachnoid hemorrhage, which is bleeding around the brain due to a ruptured brain aneurysm. Edge is evaluating EG-1962 in two clinical studies: a pivotal Phase 3 NEWTON 2 study of EG-1962 delivered via external ventricular drain, and a study of direct intracisternal administration of EG-1962. For additional information about Edge, please visit www.edgetherapeutics.com.

Forward-Looking Statements

This press release and any statements of representatives of Edge Therapeutics, Inc. related thereto that are not historical in nature contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, without limitation, statements with respect to Edge’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “seeks,” “intends,” “plans,” “potential” or similar expressions, including statements with respect to Edge’s future clinical plans, Edge’s ability to advance its portfolio of therapies towards commercialization, Edge’s manufacture and supply plans and relationships and the potential effects of Edge’s products. These statements are based upon the current beliefs and expectations of Edge’s management and are subject to significant risks and uncertainties. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various risk factors (many of which are beyond Edge’s control) as described under the heading “Risk Factors” in Edge’s filings with the United States Securities and Exchange Commission.

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Investor Contact:
Gregory Gin
Edge Therapeutics, Inc.
Tel: 1-800-208 EDGE (3343)
Email: ggin@edgetherapeutics.com

Media Contact:
Laura Bagby
6 Degrees
Tel: 312-448-8098
Email: lbagby@6degreespr.com